Exhibit 4.1

NUMBER		UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS	GRAIL INVESTMENT CORP.

CUSIP 384750 204

UNITS CONSISTING OF ONE WARRANT TO PURCHASE ONE SHARE

OF COMMON STOCK AND ONE SUBUNIT

THIS CERTIFIES THAT _______________________________________________________________________________

is the owner of ________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) warrant (the “Warrant”) of Grail Investment Corp., a Delaware corporation (the “Company”) and one (1) subunit (the “Subunit”). The Warrant entitles the holder to purchase one (1) share of common stock, par value $.0001 per Share (“Common Stock”) for $7.50 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination (an “initial business combination”) and (ii)                         , 2009, and will expire unless exercised before 5:00 p.m., New York City Time, on                         , 2012, or earlier upon redemption (the “Expiration Date”). Each subunit consists of one share of Common Stock and one contingent value right (the “CVR”), which entitles the holder to receive shares of our common stock or, at our election, the cash value thereof in each case if the arithmetic average of the daily volume weighted average price of the Company’s common stock for the 20 days following the one year anniversary of the Company’s initial business combination is less than $11.00 per share, under the terms and conditions set forth in the certificates evidencing the CVRs. If the Company settles the CVRs in shares of Common Stock, delivery of the shares upon settlement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) of such Act. The share of Common Stock and the CVR comprising each Subunit will not be separable, and the Subunit will trade only as a Subunit, until the open of trading on the fourth trading day after the Company’s initial business combination. If the Company consummates an initial business combination, each Subunit will automatically separate into one share of common stock and one CVR and the Subunits will cease trading at the open of trading on the fourth trading day after consummation of the initial business combination. Consequently, at that time each Unit will consist of one share of Common Stock, one Warrant and one CVR. The Warrant and Subunit comprising the Units represented by this certificate are not transferable separately prior to                         , 2008, subject to earlier separation in the discretion of Lazard Capital Markets LLC (subject to the Company’s filing of a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuance of a press release announcing when separate trading will begin). The terms of the Warrant are governed by a Warrant Agreement, dated as of                         , 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT- _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

Grail Investment Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

For value received, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

______________________________________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________ Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ____________________

__________________________________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).